SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2008

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Item 1.01.  Entry Into a Material Definitive Agreement.

On February 20, 2008, Sussex Bank, a New Jersey chartered commercial bank and a wholly-owned subsidiary of the Registrant (the “Bank”), entered into an Employment Agreement (the “Thompson Employment Agreement”) with Terry Thompson as President and Chief Operating Officer of the Bank, which is primarily a renewal of a prior 2003 employment agreement between the Bank and Mr. Thompson.  The Thompson Employment Agreement is effective as of January 23, 2008 and will have a term of three (3) years, renewable annually thereafter by its terms.

In addition, on February 20, 2008, the Bank entered into an Employment Agreement (the “Case Employment Agreement”) with Tammy Case as Executive Vice President, Loan Administration of the Bank, which is primarily an renewal of a prior 2004 employment agreement between the Bank and Ms. Case.  The Case Employment Agreement is effective as of August 1, 2007 and will have a term of three (3) years, renewable annually thereafter by its terms.  The Case Employment Agreement also states that Ms. Case is eligible for participation in the Bank’s executive compensation plans rather than a production-based bonus as set forth in her previous employment agreement.

Item. 9.01           Financial Statements and Exhibits

(d) Exhibits

10.A	Employment Agreement of Mr. Terry Thompson dated as of February 20, 2008.
10.B	Employment Agreement of Ms. Tammy Case dated as of February 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: February 26, 2008	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and Chief Financial Officer